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                                                         Exhibits 4.12 And 10.21

                     AMENDMENT TO RESTATED CREDIT AGREEMENT

     THIS AMENDMENT TO RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Amendment") executed as of the 26th day of April, 2002, by and between EXCO RESOURCES, INC., a Texas corporation ("EXCO") and EXCO OPERATING, LP, a Delaware limited partnership ("Operating") (EXCO and Operating are hereinafter collectively referred to as "Borrowers" and individually as a "Borrower") and BANK ONE, NA, a national banking association ("Bank One"), and each of the financial institutions which is a party thereto (as evidenced by the signature pages to the Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 thereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, as Administrative Agent (the "Agent") and BNP Paribas, as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Bookrunner ("Arranger").

                                   WITNESSETH:

     WHEREAS, as of April 26, 2001, EXCO, as Borrower, the Lenders and the Agent entered into a Credit Agreement pursuant to which the Lenders made available to the Borrowers certain credit facilities in the form therein described; and

     WHEREAS, as of December 18, 2001, Borrowers, Lenders and Agent entered into a Restated Credit Agreement (the "Credit Agreement"); and

     WHEREAS, the Borrowers have requested that the Lenders agree to make certain additional amendments to the Credit Agreement and the Lenders, together with certain additional financial institutions who shall become a party to the Credit Agreement at the Amendment Effective Date (as hereinafter defined), have agreed to do so on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties agree to amend the Credit Agreement as follows:

     1. Unless otherwise defined herein all defined terms used herein shall have the same meaning as ascribed to such terms in the Credit Agreement.

     2. The Lenders have agreed among themselves to reallocate their respective Commitments and to allow Fleet National Bank and Toronto Dominion (Texas), Inc. to acquire an interest in the Commitments and the Loans. After such reallocation of the Commitments, the Lenders shall own the Revolving Commitment Percentages set forth on the signature pages hereto at the Amendment Effective Date. Each Lender shall surrender its existing Note and be issued a new Note in a face amount equal to each Lender's Revolving Commitment Percentage times $124,000,000. Each said Note to be in the form of Exhibit "B" to the Credit Agreement with appropriate insertions.

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     3.   As of the Amendment Effective Date, the Borrowing Base shall be
$65,000,000 until redetermined pursuant to the provisions of Section 7(b) of the Credit Agreement.

     4. Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the representations, warranties and affirmative and negative covenants of the Borrowers contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrowers hereby restate and reaffirm each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrowers and the Lenders.

     5. This Amendment shall be effective as of the date first above written, but only upon the satisfaction of the conditions precedent set forth in Paragraph 6 hereof.

     6. The obligations of Lenders under this Amendment shall be subject to the following conditions precedent:

          (a) EXECUTION AND DELIVERY. The Borrowers shall have executed and delivered this Amendment, and other required documents, all in form and substance satisfactory to the Agent;

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers under this Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

          (c) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

          (d) OTHER DOCUMENTS. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent;

          (e) LEGAL MATTERS SATISFACTORY. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of Borrowers.

     7. Borrowers hereby represent and warrant that all factual information heretofore and contemporaneously furnished by or on behalf of Borrowers to Agent for purposes of or in connection with this Amendment does not contain any untrue statement of a material fact or omit

                                       -2-
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to state any material fact necessary to keep the statements contained herein or therein from being misleading. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrowers made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by Lenders.

     8. The Borrowers agree to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lender, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes, provided that the Borrowers shall have no obligation under this section to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON ANY INDEMNIFIED PARTY AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

     9. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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     10.  WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS
AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

     11. NEW LENDERS. Each of Fleet National Bank and Toronto Dominion (Texas), Inc. hereby agree to become a Lender under the Credit Agreement, to acquire the Commitment Percentage in the Commitments and the Loans as set forth on the signature page hereto and to be bound as a Lender by all of the provisions of the Credit Agreement. The Borrowers and the Agent hereby consent to an assignment of a portion of the Commitment to Fleet National Bank and Toronto Dominion (Texas), Inc.

     IN WITNESS WHEREOF, the parties have caused this Amendment to Restated Credit Agreement to be duly executed as of the date first above written.

                               BORROWERS:

                               EXCO RESOURCES, INC.

                               By: /s/ J. DOUGLAS RAMSEY
                                   ---------------------
                                   J. Douglas Ramsey, Vice President
                                   and Chief Financial Officer

                               EXCO OPERATING, LP
                               a Delaware limited partnership

                               By: EXCO Investment II, LLC,
                                   its General Partner

                                   By:  /s/ T. W. EUBANK
                                        ----------------
                                        T.W. Eubank, President

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                               LENDERS:

REVOLVING COMMITMENT           BANK ONE, NA
PERCENTAGE:                    a national banking association
25.0%                          (Main Office Chicago)
                               as a Lender and as Administrative Agent

                               By: /s/ THOMAS K. MARTIN
                                   --------------------
                                   Thomas K. Martin, Associate Director

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REVOLVING COMMITMENT           BNP PARIBAS
PERCENTAGE:                    as a Lender and as Syndication Agent
21.4285714%

                               By:    /s/ BETSY JOCHER
                                      ----------------
                               Name:  Betsy Jocher
                               Title: Vice President

                               By:    /s/ POLLY SCHOTT
                                      ----------------
                               Name:  Polly Schott
                               Title: Vice President

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REVOLVING COMMITMENT           THE BANK OF NOVA SCOTIA
PERCENTAGE:                    as a Lender and as Documentation Agent
21.4285714%

                               By:    /s/ N. BELL
                                      -----------
                               Name:  N. Bell
                               Title: Assistant Agent

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REVOLVING COMMITMENT           COMERICA BANK-TEXAS
PERCENTAGE:
14.2857143%

                               By:    /s/ PETER L. SEFZIK
                                      -------------------
                               Name:  Peter L. Sefzik
                               Title: Assistant Vice President

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REVOLVING COMMITMENT           FLEET NATIONAL BANK
PERCENTAGE:
10.7142857%

                               By:    /s/ JEFFREY RATHKAMP
                                      --------------------
                               Name:  Jeffrey Rathkamp
                               Title: Vice President

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REVOLVING COMMITMENT           TORONTO DOMINION (TEXAS), INC.
PERCENTAGE:
7.1428571%

                               By:    /s/ ANN S. SLANIS
                                      -----------------
                               Name:  Ann S. Slanis
                               Title: Vice President

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                                   SCHEDULE 1

Bank One, NA                                                       25.000000000%
The Bank of Nova Scotia                                            21.428571429%
BNP Paribas                                                        21.428571429%
Comerica Bank-Texas                                                14.285714286%
Fleet National Bank                                                10.714285714%
Toronto Dominion (Texas), Inc.                                      7.142857143%

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